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Exhibit 10.28

                               EXCLUSIVE PATENT LICENSE AGREEMENT

         The Parties to this License Agreement (hereinafter "Agreement"), UT-Battelle, LLC (hereinafter "UT-Battelle"), a limited liability company organized and existing under the laws of the State of Tennessee and having an address for notices at Post Office Box 2008, Oak Ridge, Tennessee 37831-6196, and Sense Holdings, Inc. (hereinafter "Sense"), a corporation organized and existing under the laws of the State of Florida and having an address for notices at 4503 NW 103 Avenue Suite 200, Sunrise, Florida 33351, agree that this Agreement shall be effective on August 1, 2005 (hereinafter "Effective Date").

                                    RECITALS:

A. UT-Battelle manages and operates the Oak Ridge National Laboratory under authority of its Prime Contract No. DE-AC05-00OR22725 (hereinafter "Prime Contract") with the United States Government as represented by the Department of Energy (hereinafter "DOE");
B.       UT-Battelle obtained rights in Proprietary Rights;
C. The Government has a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the Proprietary Rights for or on behalf of the United States throughout the world;
D. The Proprietary Rights are also subject to certain march-in rights of the Government;
E. Sense recognizes that its anticipated business activity will encompass the practice of technology that requires a license to Proprietary Rights;
F.       Sense wishes to acquire the right to practice the Proprietary Rights;
G. UT-Battelle and Microsensor Technologies, Inc (a wholly owned subsidiary of Sense Holdings, Inc) entered into a patent license agreement with an effective date of March 26, 2001 (twice amended) for Group I of the Proprietary Rights listed in Exhibit A attached hereto; and
H. UT-Battelle and Sense now desire to enter into a new patent license agreement incorporating, superseding and replacing the agreement of March 26, 2001 and adding Group II intellectual property of UT-Battelle to the Proprietary Rights.


                               TERMS & CONDITIONS:
         THEREFORE, in consideration of the foregoing premises, covenants and agreements contained herein, the Parties agree to be bound as follows:

1.       Definitions.

1.1. "Proprietary Rights" means UT-Battelle's patents and patent applications, if any, listed in the attached Exhibit A which is hereby incorporated into this Agreement by reference and any United States patents issuing from the applications in Exhibit A. Proprietary Rights shall also include divisions, continuations, reissues, substitutes, and extensions of the patents, patent applications, and patents issuing from such patent applications. The Proprietary Rights shall also include all corresponding foreign patents, if any, in jurisdictions where UT-Battelle has filed for patent protection and such foreign patents shall be added by amendment to this Agreement as they issue.

1.2. "Net Sales" means the sum of all invoices Sense sends to purchasers for Products or Services sold during a particular accounting period minus costs Sense incurred due to returns of Products, freight, and excise or other taxes on Products. When Products or Services are used or transferred by Sense, Net Sales shall mean the fair market value of the Products or Services as if they were sold to an unrelated third party in similar quantities.

1.3. "Exclusive" means that Sense is the only entity that may commercially practice the Proprietary Rights in the Field of Use on a non-experimental basis subject to the Government's nonexclusive, nontransferable, irrevocable, paid-up license to practice or to have practiced for or on behalf of the United States the Proprietary Rights throughout the world.

1.4. "Government" shall mean the Federal Government of the United States of America.

1.5. "Product" means any composition of matter, machine, or article of manufacture encompassed within the scope of a claim in the Proprietary Rights and any composition of matter, machine, or article of manufacture made by or incorporating, at least in part, a process encompassed within the scope of a claim in the Proprietary Rights.

1.6 "Services" shall mean all services provided by Sense that require the use of Products.

1.7 "Sublicensee" shall mean a third party to whom Sense has granted a sublicense of the rights granted to Sense under Section 2.1.


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1.8      "Sublicensing Revenue" shall mean the sum of all amounts accruing to
Sense under any Sublicense for the manufacture, use or sale of Products, including any license fees, royalties and milestone payments or the value of other consideration. (eg. debt forgiveness, inventory, rent, etc.)

1.9      Fields of Use.

         1.9.1 "Field 1" shall mean chemical vapor detection for security applications (for example, detection of explosives for airport security).

         1.9.2 "Field 2" shall mean detection of unexploded ordnance including bombs, grenades, shells, rockets and other explosive devices either placed as mines or fallen as projectiles whether buried or camouflaged.

         1.9.3 "Field 3" shall mean detection of biological warfare agents in security applications. Examples of such biological agents are:
|X|      Anthrax
|X|      Botulinum Toxins
|X|      Brucellosis
|X|      Cholera
|X|      Clostridium Perfringes Toxins
|X|      Congo-Crimean Hemorrhagic Fever
|X|      Ebola Hemorrhagic Fever
|X|      Plague
|X|      Q Fever
|X|      Ricin
|X|      Rift Valley Fever
|X|      Saxitoxin
|X|      Smallpox
|X|      Staphylococcal Enterotoxin B
|X|      Trichothecene Mycotoxins
|X|      Tularemia
|X|      Venezuelan Equine Encephalitis

2.       Grants.

2.1 Subject to the terms and conditions of this Agreement, UT-Battelle hereby grants to Licensee the exclusive right and license to manufacture, use, sell or offer for sale Products in Fields 1 and 2 of Exhibit B of this Agreement. This grant includes the right to have manufactured for Licensee, and the further right to grant sublicenses to others of the same scope as the grant by UT-Battelle to Licensee.

2.2 For a period of twenty-four (24) months from the Effective Date of this Agreement (Option Period), UT-Battelle grants to Licensee the first right of refusal to negotiate a patent license agreement in Field 3. In the event that UT-BATTELLE receives a request from a third party during this Option Period requesting the right to enter into negotiations for a license to the Proprietary Rights in Field 3, UT-BATTELLE shall notify Licensee of such request. Within thirty (30) days of such notification, Licensee may exercise its option by submitting to UT-BATTELLE a detailed technology development and commercialization plan for UT-BATTELLE's review and approval. Such development plan must set forth specific timelines and benchmarks for each biological warfare agent selected from Field 3, and the required approval shall be at UT-Battelle's sole discretion.

2.3 Unless otherwise required to grant a right and license as required by Federal statutory or regulatory enactments conditioning the allocation of rights to UT-Battelle, particularly as set forth in 35 U.S.C. ss. 203, UT-Battelle agrees to not grant third parties a right and license to Proprietary Rights in Field 1 or Field 2 during the term of this Agreement as long as Sense abides by the terms and conditions of this Agreement.

2.4 Sense agrees that any Products for use or sale in the United States shall be substantially manufactured in the United States.


2.5 If Sense fails to satisfy the requirements of Exhibits B or C that are attached to this Agreement and hereby incorporated by reference, then UT-Battelle shall have the right, to exercise at its sole discretion with thirty
(30) days written notice to Sense, to terminate this Agreement in accordance with its early termination requirements.

2.6 Sense shall mark all Products in accordance with the statutes of the United States relating to marking of patented articles, see 35 U.S.C. ss. 287. Additionally, Sense shall fix on the Product or when, from the character of the Product, this can not be done, fix to it, or to the package containing one or more Products, a label including the notation "Licensed from UT-Battelle, LLC, management and operating contractor of the Oak Ridge National Laboratory, under Patent License Agreement No. 605." Marking as required by this Section shall also be included in all literature and/or advertising materials describing Products. Sense shall include this marking requirement in all sublicenses that Sense grants consistent with this Agreement.

2.7 Sublicenses.

         2.7.1. Sense shall have the right to sublicense in the Field of Use.

         2.7.2. Sublicenses must be transferable from Sense to UT-Battelle, solely at UT-Battelle's election or upon termination of this Agreement. Sense agrees to include in each sublicense the requirements for substantial U.S. manufacture, Indemnification, Insurance and Procedures for Dispute Resolution which shall be binding upon such sublicensee as if it were a party to this Agreement.


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         2.7.3. UT-Battelle shall have the right to approve any sublicense granted hereunder, including the terms and conditions of the sublicenses. Sense shall not grant any rights inconsistent with the terms, scope, and Field of Use of this Agreement. Each sublicense agreement granted by the Licensee shall include an audit right by UT-Battelle of the same scope as provided herein below with respect to the Licensee. No such sublicense agreement shall contain any provision which would cause it to extend beyond the Term of this Agreement. The Licensee shall give UT-Battelle notification of the identity and address of each sublicensee with whom it desires to conclude a sublicense agreement and shall supply UT-Battelle with a copy of each such proposed sublicense agreement.

         2.7.4 Sense shall provide UT-Battelle with a signatory copy of each sublicense it executes within thirty (30) days after the sublicense is executed.

         2.7.5 If this Agreement is terminated for any reason, except breach of contract by UT-Battelle, Sense shall immediately (upon receipt of a written notice to do so from UT-Battelle) assign all of its right, title, and interest in all sublicenses to UT-Battelle, including the right to receive income and shall provide its sub-licensees with written notice of the assignment.

         2.7.6 Sublicensing Royalty paid by Sense based on Sublicensing Revenue shall not apply to satisfy the minimum royalty provisions or the earned royalty provisions of Exhibit B.

3. Financial Obligations And Commercialization Plan.

3.1. In consideration of the right and license granted herein, Sense agrees to the provisions of Exhibit B and Exhibit C.

3.2. Sense shall owe no royalties on any acquisitions involving Government funds, including funds derived through a Military Assistance Program of the Government or otherwise derived through the Government, because of the Government's license in the Proprietary Rights.


3.3. Sense shall report revenue received for acquisitions or use of Products involving Government funds under the Records, Reports, and Royalty Payments Section of this Agreement by providing: (a) a Government control number; and (b) identification of the Government agency.

3.4. Upon termination of this Agreement for any reason whatsoever, Sense shall report and pay to UT-Battelle, within thirty (30) days of such termination, any financial obligations including, but not limited to, fees, payments, royalties, reimbursements, interest, and other forms of consideration, due and owing to UT-Battelle.

4. Records, Reports, and Royalty Payments.

4.1. Sense agrees to: (a) keep adequate and sufficiently detailed records to enable Sense's financial obligations required under this Agreement to be readily determined; and (b) provide such records for inspection by UT-Battelle's authorized representatives at any time during Sense's regular business hours.

         4.1.1. Sense agrees that it shall also provide UT-Battelle with any additional records that UT-Battelle reasonably determines are necessary to verify any records that Sense is required to generate or maintain under the terms of this Agreement.

         4.1.2. Sense agrees to make any records that it is required to generate or maintain under the terms of this Agreement available for inspection by UT-Battelle's authorized representatives for three (3) years after the last royalty period to which the records refer.

4.2. Sense shall provide UT-Battelle with a written report consistent with the requirements of the Notices and Payments Section of this Agreement no later than sixty (60) days after the end of each calendar half-year (Accounting Period) during the life of this Agreement that identifies the following information for the immediately preceding accounting period:

                  (a) all Net Sales made by Sense in U.S. Dollars itemized by domestic and/or foreign rights that are subject to this Agreement during the preceding accounting period including acquisitions involving Government funds and all export Net Sales, and if none so indicate; (b) all Net Sales in U.S. Dollars made by sub-licensees, itemized by domestic and/or foreign rights that are subject to this Agreement, during the preceding Accounting Period including acquisitions involving Government funds and all export Net Sales, and if none so indicate; and (c) amount of royalties due in U.S. Dollars for the preceding accounting period pursuant to the terms of this Agreement.


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                  4.2.1. Sense shall, concurrent with the submittal of each
                  report, pay to the order of UT-Battelle, LLC all royalties due and payable in accordance with Exhibit B. All payments shall be made by electronic funds transfer in accordance with the following wire instructions:

                 First Tennessee Bank, Memphis - ABA #084000026
       For further credit to First Tennessee, Knoxville - Account #4238028
                          Beneficiary UT-Battelle, LLC
                           S.W.I.F.T. Code is FTBMUS44

4.3. If Sense fails to make any payment to UT-Battelle that may be required under this Agreement within the time period prescribed for such payment, then the unpaid amount shall bear interest at the rate of one and one half percent (1.5%) per month from the date when the payment was due until payment in full, with interest, is made.

5. Infringement.

5.1. Sense shall give notice of any discovered third party infringement of the Proprietary Rights to UT-Battelle. If UT-Battelle does not take appropriate action to stop or prevent such infringement within ninety (90) days after receiving such notice and diligently pursue such action, Sense has the right to take appropriate action to stop and prevent the infringement, including the right to file suit.

5.2. If Sense files suit pursuant to this Section to stop infringement of the Proprietary Rights, Sense shall indemnify and hold UT-Battelle harmless against all liability, expense and costs, including reasonable attorneys' fees, incurred by UT-Battelle in support of the litigation or as a result of the litigation, whether or not UT-Battelle becomes a party to the litigation.

5.3. Pursuant to Sections 5.1 and 5.2 above, Sense may take action to stop alleged infringement of the Proprietary Rights by third parties or challengers to the validity of the Proprietary Rights, such actions including, by way of example and not limitation, litigation, arbitration, mediation, negotiation or other non-judicial dispute resolution activities (collectively referred to hereinafter as "Dispute Resolution"). During the term of the Dispute Resolution, Sense shall pay to UT-Battelle fifty percent (50%) of any royalties that Sense may owe under this Agreement and shall deposit the remaining fifty (50%) of such royalties in an interest-bearing escrow account and shall provide UT-Battelle with certified quarterly statements of said escrow account in accordance with the Records, Reports, and Royalty Payments Section of this Agreement. Sense may deduct costs and expenses for Dispute Resolution taken against alleged infringers of the Proprietary Rights or challengers to the validity of the Proprietary Rights from such escrow after Sense provides UT-Battelle with verified bills of said costs and expenses that are actually incurred in accordance with the Records, Reports, and Royalty Payments Section of this Agreement.

5.4. In the event that Sense is entitled to receive a settlement, judgment, or compensatory recovery in a Dispute Resolution, if any, that does not exceed the costs and expenses that Sense actually incurs for pursuing the Dispute Resolution, judgment, or entitlement to compensatory recovery, upon conclusion of the Dispute Resolution, the amount from the escrow that shall immediately become due and payable to UT-Battelle by Sense shall be calculated as follows (with the remainder of the escrow to be paid to Sense):


                                        RUTB= EG  - (CL - J)
                           wherein:     RUTB   =   Amount  owed to  UT-Battelle
                                        from  the  interest  bearing  escrow
                                        account;

                                        EG         = Gross funds remaining in
                                                   the interest bearing escrow
                                                   account , after deduction of
                                                   Sense's costs of litigation
                                                   as permitted in Section 5.3
                                                   above, at the time Dispute
                                                   Resolution is concluded, said
                                                   funds including royalties
                                                   deposited plus interest;
                                        CL         = Sense's costs for Dispute
                                                   Resolution as described
                                                   herein that have not
                                                   previously been paid from
                                                   escrow; and
                                        J          = Amount of the compensatory
                                                   recovery, judgment,
                                                   settlement, or the like to
                                                   which Sense collects as
                                                   described herein.

5.5 In the event that Sense is entitled to receive a settlement, judgment, or compensatory recovery in a Dispute Resolution, if any, that exceeds the costs and expenses that Sense actually incurs for pursuing the Dispute Resolution and any actual or consequential damages that Sense pleads and proves during such Dispute Resolution and which are accounted for in such settlement, judgment, or entitlement to compensatory recovery, upon conclusion of the Dispute Resolution, the amount from the escrow that shall immediately become due and payable to UT-Battelle by Sense shall be calculated as follows (with the remainder of the escrow to be paid to Sense):

                         RUTB = EG + 0.5[J - (CL + DPP)]
                           wherein:     RUTB = Amount owed to UT-Battelle by
                                               Sense;
                                        EG         = Gross funds remaining in
                                                   the interest bearing escrow
                                                   account , after deduction of
                                                   Sense's costs of litigation
                                                   as permitted in Section 5.3
                                                   above, at the time Dispute
                                                   Resolution is concluded, said
                                                   funds including royalties
                                                   deposited plus interest;
                                        J          = Amount of the compensatory
                                                   recovery, judgment,
                                                   settlement, or the like to
                                                   which Sense collects as
                                                   described herein;
                                        CL         = Sense's costs for Dispute
                                                   Resolution as described
                                                   herein that have not
                                                   previously been paid from
                                                   escrow; and
                                        DPP        = Actual or consequential
                                                   Damages that Sense pleads and
                                                   proves during the course of
                                                   the dispute resolution
                                                   activity and which are not
                                                   accounted for in J, above.

5.6. The Parties hereby agree to cooperate with each other in the prosecution of any Dispute Resolution or settlement actions undertaken under this Section and each will provide to the other all pertinent data in its possession which may be helpful in the prosecution of such actions; provided, however, that the Party in control of such action shall reimburse the other Party for any and all costs and expenses in providing data and other information necessary to the conduct of the action.

5.7. The Party initiating Dispute Resolution shall be in control and shall have the right to dispose of such Dispute Resolution in whatever reasonable manner it determines to be the best interest of Parties hereto, except that any settlement by Sense which affects or admits issues of Proprietary Rights validity shall require the advance written approval of UT-Battelle.
5.8. Sense agrees that it will use its best efforts to collect any compensatory recovery, judgment, settlement, or the like to which it is entitled.


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6. Representations and Warranties.

6.1. UT-Battelle represents and warrants that Exhibit A contains a complete and accurate listing of all the Proprietary Rights obligated by this Agreement and that UT-Battelle can grant the rights, licenses, and privileges granted by this Agreement.

6.2. UT-Battelle represents and warrants that UT-Battelle has no actual knowledge of any infringement claims filed against UT-Battelle for practicing the Proprietary Rights anywhere in the world. 6.3. Except as set forth in
Section 6.2, UT-Battelle makes NO REPRESENTATIONS OR WARRANTIES, express or implied, with regard to infringement of any third party intellectual property.

6.4. Sense represents and warrants that it shall not export any technical information (or the direct product thereof) furnished to Sense, either directly or indirectly by UT-Battelle in the grant of license to the Proprietary Rights, from the United States of America, directly or indirectly without first complying with all requirements of the Export Administration Regulations, including the requirement for obtaining any export license, if applicable.

         6.4.1. Sense agrees to indemnify, defend and hold harmless UT-Battelle, its officers, agents and employees from all liability involving the violation of such export regulations, either directly or indirectly, by Sense.

         6.4.2. Sense acknowledges it may be subject to criminal liability under U.S. laws for Sense's failure to obtain any required export license.

7.       Disclaimers.

7.1. Neither UT-Battelle, the DOE, nor persons acting on their behalf will be responsible for any injury to or death of persons or other living things or damage to or destruction of property or for any other loss, damage, or injury of any kind whatsoever resulting from UT-Battelle's grant of license to Sense under this Agreement.

7.2. NO WARRANTY. EXCEPT AS SET FORTH HEREINABOVE, NEITHER
UT-BATTELLE, THE DOE, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, OR INFORMATION WILL NOT INFRINGE PRIVATELY OWNED RIGHTS; (3) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, UT-BATTELLE AND THE DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY PRODUCTS RESULTING FROM UT-BATTELLE'S GRANT OF LICENSE HEREUNDER. NEITHER UT-BATTELLE NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES IN ANY EVENT.


7.3 Licensee agrees to indemnify UT-Battelle, the DOE, and persons acting on their behalf for all damages, costs, and expenses, including attorney's fees, arising from Licensee's practice of its license to any Proprietary Rights, in whatever form furnished hereunder.

7.4. Licensee shall, throughout the term of this Agreement obtain and maintain at its own cost and expense, from an insurer qualified to do business in the state and rated at least A - by the most recent A.M. Best's Rating Guide (or its equivalent if such ceases to be published) general liability and product liability insurance. The policy shall provide for ten (10) days notice to UT-Battelle from the insurer by registered or certified mail, return receipt requested, in the event of any modification, cancellation or termination thereof. Licensee agrees to furnish UT-Battelle a certificate of insurance evidencing same within thirty (30) days after execution of this Agreement and, in no event shall Licensee manufacture, use, sell or offer for sale the Licensed Products prior to receipt by UT-Battelle of such evidence of insurance

8. Term of Agreement and Early Termination.


8.1. Subject to early termination as set forth in this Section and the terms and conditions set forth in Exhibit B and Exhibit C, this Agreement shall be effective until the last of the Proprietary Rights has expired, or until all of the Proprietary Rights have been adjudicated as unenforceable.
8.2. Either Party shall have the right to terminate this Agreement with cause and without judicial resolution upon written notice to the other after the non-breaching Party notifies the breaching Party of a breach of any provision of this Agreement and the breach has not been cured by the breaching Party within sixty (60) calendar days from receipt of such notice. If UT-Battelle is the non-breaching Party under this Section, then Sense shall owe UT-Battelle all patent reimbursement, if applicable, and all royalties due or the pro rata portion of any annual minimum royalties due at the end of the calendar year of such termination, whichever is greater. Sense acknowledges and agrees that UT-Battelle shall be entitled to seek any remedies available at law to UT-Battelle for Sense's willful breach of this Agreement.
8.3. This Agreement shall terminate automatically upon a final adjudication of invalidity, unenforceability, or the extinguishment of all Proprietary Rights, for any reason. 8.4. Subject to sublicenses granted consistent with the requirements of this Agreement, the Parties agree that UT-Battelle, at its sole discretion, may immediately terminate this Agreement upon any attempted transfer of Sense's interest in this Agreement, in whole or in part, to any other party except by merger or acquisition as may be otherwise permitted by the terms of this Agreement. If this Agreement is terminated under this Section, Sense shall immediately assign all of its right, title, and interest to all sublicenses to UT-Battelle, including the right to receive all consideration of any kind from Sublicensees. Sense shall provide for this contingency in its sublicenses and obtain Sublicensee's agreement that the relationship between UT-Battelle and Sublicensee would thereafter become one of Licensor to Sense, respectively.
8.5. Sense agrees that this Agreement shall automatically terminate if Sense attempts, in any way, to pledge its rights under this Agreement as collateral to a third party. 8.6. Sense hereby agrees that, in the event Sense (by its own actions, or the action of any of its shareholders or creditors), (if applicable), files or has filed against it (with an order for relief being entered) a case under the Bankruptcy Code of 1978, as previously or hereafter amended, UT-Battelle shall be entitled to relief from the automatic stay of
Section 362 of Title 11 of the U.S. Code, as amended, on or against the exercise of the rights and remedies available to UT-Battelle and Sense hereby waives the benefits of such automatic stay and consents and agrees to raise no objection to such relief.


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8.7. Sense may terminate this Agreement without cause if Sense provides
UT-Battelle with sixty (60) days prior notice and pays UT-Battelle the greater of: (a) all patent reimbursement, if applicable, and all royalties due at the time of termination; or (b) the sum of the pro rata portion of any annual minimum royalties due at the end of the accounting period of such termination and the annual minimum royalty due for the accounting period immediately following termination to allow UT-Battelle a reasonable period of time to negotiate and execute a license for the Proprietary Rights with another licensee.

8.8. Any termination of this Agreement shall not impact UT-Battelle's ownership of equity acquired in Sense.

8.9. If Sense merges or is otherwise acquired by another U.S.-owned entity that acquires substantially all of Sense's business assets that relate to this Agreement, then Sense may assign its rights and obligations under this Agreement to the merging or acquiring entity, effective on the date the merger or acquisition becomes effective, provided that all the following requirements have been satisfied in advance of the merger or acquisition:

         8.9.1. Sense notifies UT-Battelle at least thirty (30) calendar days prior to said merger or acquisition and allows UT-Battelle and the DOE an opportunity to object to the proposed merger and acquisition;

         8.9.2. Sense confirms that the merger or acquisition is consistent with UT-Battelle's Prime Contract and DOE policy considerations relating to technology transfer involving foreign owned or controlled companies;

         8.9.3. Sense has paid all royalties, fees and payments due UT-Battelle up to and including the most recent reporting period; and 8.9.4. The merging or acquiring entity agrees that it shall practice the Proprietary Rights and comply with the terms and conditions of this Agreement.

9.                Rights of Parties After Termination.

9.1. Neither Party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the termination date. 9.2. From and after any termination of this Agreement, Sense shall have the right to sell only those Products in Sense's inventory at the time of termination, provided that Sense has satisfied all financial obligations and reporting requirements required by this Agreement. Except as otherwise provided in this Section, Sense shall not exercise any of the rights granted under this Agreement after it is terminated.

9.3. The rights and remedies granted herein, and any other rights or remedies which the Parties may have, either at law or in equity, are cumulative and not exclusive of others. On any termination, Sense shall duly account to UT-Battelle and transfer to it all rights to which UT-Battelle may be entitled under this Agreement.

10. Force Majeure.

10.1. No failure or omission by UT-Battelle or by Sense in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from acts of God, acts or omissions of any government or agency thereof, compliance with rules, regulations, or orders of any governmental authority or any office, department, agency, or instrumentality thereof, fire, storm, flood, earthquake, accident, acts of the public enemy or terrorism, war, rebellion, insurrection, riot, sabotage, invasion, quarantine, restriction, transportation embargoes, or failures or delays in transportation.

11. Notices and                   Payments.

11.1. All notices and reports shall be addressed to the Parties as follows: If to UT-Battelle: Business Manager, Technology Transfer
                   and Economic Development                        Facsimile No.
                  UT-Battelle, LLC                               (865) 576-9465
                  Post Office Box 2008                              Verify No.
                  Oak Ridge, Tennessee 37831-6196                (865) 574-4495
                                                                  7su@ornl.gov
                  If to Sense:
                  Dore Perler, President and CEO                 Facsimile No.
                  Sense Holdings, Inc.                          954-726-2022
                  4503 NW 103 Ave,Suite 200,                      Verify No.
                  Sunrise, Florida 33351,                   954-726-1422,Ext 101
                                                               dore@senseme.com
11.2. All financial obligations, with the exception of stock certificates, due UT-Battelle shall be sent to: UT-Battelle, LLC Royalty Account
                  P. O. Box 888071 Knoxville, TN 37995-8071

11.3.             All stock certificates due UT-Battelle shall be sent to:
                  Business Manager, Technology Transfer
                   and Economic Development
                  UT-Battelle, LLC
                  Post Office Box 2008
                  Oak Ridge, Tennessee 37831-6196

11.4. Any notice, report or any other communication required or permitted to be given by one Party to the other Party by this Agreement shall be in writing and either: (a) served personally on the other Party; (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other Party at its address as indicated above, or to such other address as the addressee shall have previously furnished to the other Party by proper notice;
(c) delivered by commercial courier to the other Party; or (d) sent by facsimile to the other Party at its facsimile number indicated above or to such other facsimile number as the Party shall have previously furnished to the other Party by proper notice, with machine confirmation of transmission. 12. Non-Abatement of Royalties.


12.1. UT-Battelle and Sense acknowledge that certain of the Proprietary Rights may expire prior to the conclusion of the term of this Agreement. However, UT-Battelle and Sense agree that the royalty rates provided for in Exhibit B shall be uniform and undiminished for as long as Proprietary Rights are enforceable except as otherwise provided in this Agreement.

13. Waivers.

13.1. The failure of either UT-Battelle or Sense at any time to enforce any provisions of this Agreement or to exercise any right or remedy shall not be construed to be a waiver of such provisions or of such rights or remedy or the right of UT-Battelle thereafter to enforce each and every provision, right or remedy. 13.2. The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.

14. Modifications.

14.1. The Parties expressly understand and agree that this instrument contains the entire agreement between the Parties with respect to the subject matter of this Agreement and that all prior representations, warranties, or agreements relating to this subject matter have been merged into this instrument and are thus superseded in totality by this Agreement. This Agreement may be amended or modified only by a written instrument signed by the duly authorized representatives of both of the Parties. The patent license agreement entered into by UT-Battelle and Microsensor Technologies, Inc (a wholly-owned subsidiary of Sense Holdings, Inc) with an effective date of March 26, 2001 (twice amended) is hereby superseded and replaced by this Agreement, effective as of the Effective Date of this Agreement.

14.2. The Parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby. 14.3. In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, UT-Battelle, by written notice to Sense, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

15. Headings.

15.1. The headings for the sections set forth in this Agreement are strictly for the convenience of the Parties hereto and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Agreement.

16. Successor Contractor.

16.1. Sense acknowledges and agrees that UT-Battelle may transfer this Agreement and all rights, duties and obligations hereunder, to the DOE or a successor contractor to UT-Battelle as may be required under the Prime Contract with DOE.

17. Law.

17.1. This Agreement shall be construed according to the laws of the State of Tennessee and the United States of America and in the English language. Any action brought to enforce any provision or obligation hereunder shall be brought in a court of competent jurisdiction in the State of Tennessee.
17.2. No provision of this Agreement shall be interpreted for or against any Party on the basis that that Party was the drafting Party of the provision and no presumption or burden of proof shall arise disfavoring or favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in their respective names by their duly authorized representatives.

UT-BATTELLE, LLC

By:
     ---------------------------------------------------------------------------
       Casey Porto, Director of Technology Transfer

Date:
       -------------------------------------------------------------------------

Sense Holdings, Inc.

By:
     ---------------------------------------------------------------------------
      Dore Perler, President and CEO

Date:
       -------------------------------------------------------------------------


                          EXHIBIT A: PROPRIETARY RIGHTS
                                     Group I
--------------- ---------- ------------------------------ ------------------------- -------------- -----------------------------
    Docket        Country              Title                     Inventor(s)        Ser. No./Pat.       Filing/Issue Date
     No.                                                                                 No.
--------------- ---------- ------------------------------ ------------------------- -------------- -----------------------------
   ID 1315         U.S.    Microbar Sensor                Thomas Thundat              5,445,008       Issued August 29, 1995
                                                          Eric Wachter
--------------- ---------- ------------------------------ ------------------------- -------------- -----------------------------
   ID 1601         U.S.    Improved Microbar Sensor       Thomas Thundat              5,719,324      Issued February 17, 1998
                                                          Eric Wachter
--------------- ---------- ------------------------------ ------------------------- -------------- -----------------------------
   ID 0238         U.S.    Microcantilever Detector for   Thomas Thundat              5,918,263               Issued
                           Explosives                                                                     June 29, 1999

                                    Group II
--------------- ---------- ------------------------------ ------------------------- -------------- -----------------------------
  Docket No.      Country              Title                     Inventor(s)        Ser. No./Pat.       Filing/Issue Date
                                                                                         No.
--------------- ---------- ------------------------------ ------------------------- -------------- -----------------------------
   ID 0820         U.S.    Method and Apparatus for       Charles Britton                 6,545,495       Issued April 8, 2003
                           Self-Calibration of            Robert J. Warmack
                           Capacitive Sensors
--------------- ---------- ------------------------------ ------------------------- --------------------- ----------------------
   ID 0501         U.S.    A Cacpacitively Readout        Patrick Oden                    6,167,748         Issued January 2,
                           Multi-Element Sensor Array     Thomas Thundat                                          2001
                           with Common-Mode Cancellation  William Bryan
                                                          Charles Britton
                                                          Robert Jones (UT)
                                                          Robert J. Warmack
--------------- ---------- ------------------------------ ------------------------- --------------------- ----------------------
   ID 1411         U.S.    Non-Optical Explosive Sensor   John Hawk                      11/052,556           Filed 2/7/05
                           Based on a Two-Track           Lal A Pinnaduwage Thomas
                           Piezoresistive                 Thundat                        60/600,760         Provisional filed
                           Microcantilever Design         Dechang Yi (TTU)                                     08/11/2004
--------------- ---------- ------------------------------ ------------------------- --------------------- ----------------------
   ID 1351         U.S.    Chemically-Functionalized      John Hawk                    S/N 11/059,170             Filed
                           Microcantilevers for           Gilbert Brown                                     February 16, 2005
                           Detection of Chemical,         Lal A Pinnaduwage
                           Biological, and Explosive      Thomas Thundat
                           Material                         Vassil Iordanov
                                                          Boiadjiev
                                                             (UT)
--------------- ---------- ------------------------------ ------------------------- --------------------- ----------------------
    ID1344         U.S.    Gold Thiolate And              Gilbert M Brown,               Serial No.               Filed
                           Photochemically                Lal A Pinnaduwage         11/152,627                  6/14/2005
                           Functionalized                 Thomas Thundat
                           Microcantilevers Using         Peter Bonnesen
                           Molecular Recognition Agents   Gudrun Goretski (ORISE)
                                                           Vassil Iordanov
                                                          Boiadjiev
                                                             (UT)
--------------- ---------- ------------------------------ ------------------------- -------------------- ----------------------

                                 Initials
                                   UT-Battelle:
                                         ---------------------------------------
                                    Date:
                                   ---------------------------------------------
                                     Sense:
                                   ---------------------------------------------
                                      Date:
                                  ----------------------------------------------

                      EXHIBIT B: FINANCIAL OBLIGATIONS

         A. Type of License: Exclusive in certain fields of use.

         B. Sublicense rights: Within the scope of the grant.

         C. Execution Fee:
         Sense agrees to pay UT-Battelle an execution fee consisting of:
         1) twenty-five thousand U.S. dollars ($25,000) upon execution of this agreement. 2) one hundred twenty-five thousand U.S. dollars ($125,000) payable on October 15, 2005, and; 3) a number of shares of common stock in Sense Holdings, IncTM in accordance with Paragraph H. below.

         D. Running Royalty Rate Structure:  Royalty Rate:     4.0% of Net Sales

         E. Annual Minimum Royalty Rate Structure:
         Sense shall pay UT-Battelle running royalties as set forth in E above, but in no event shall royalties for a calendar year be less than the following minimum royalties during each of the calendar years indicated:

        ---------------------------------- ---------------------------------------- ---------------------------------
                  Calendar Year                    Minimum Royalties (USD)                      Due Date
        ---------------------------------- ---------------------------------------- ---------------------------------
                      2006                                 $10,000                         February 28, 2007
        ---------------------------------- ---------------------------------------- ---------------------------------
                      2007                                 $20,000                         February 28, 2008
        ---------------------------------- ---------------------------------------- ---------------------------------
                      2008                                 $25,000                         February 28, 2009
        ---------------------------------- ---------------------------------------- ---------------------------------
              Each year thereafter                         $25,000                  February 28 following the close
                                                                                          of the calendar year
        ---------------------------------- ---------------------------------------- ---------------------------------

F.       Reimbursement of Patent Costs:

F1. Sense shall pay all costs associated with the filing, prosecution, issuance and maintenance of the Proprietary Rights incurred by UT-Battelle after the effective date of this Agreement. UT-Battelle shall invoice Sense for such costs and Sense shall reimburse UT-Battelle within thirty (30) days of receipt of such invoice.

UT-Battelle may grant any additional licensee(s) rights under the Exhibit A, Proprietary Rights, as available. However, in each additional license and upon its execution, UT-Battelle shall also require reimbursement of patent costs from any additional licensee(s) but shall pro rate such patent costs thereafter among all licensees.

F2. For all foreign jurisdictions in which Sense requests UT-Battelle to seek foreign patent protection, Sense shall pay all such regular and routine costs of securing patent protection in that jurisdiction. UT-Battelle shall invoice Licensee for such costs and Licensee shall reimburse UT-Battelle within thirty
(30) days of receipt of such invoice.

UT-Battelle may grant any additional licensee(s) rights under the Exhibit A, Proprietary Rights, as available, in foreign jurisdictions where UT-Battelle has filed for patent protection or is requested to file for patent protection in additional jurisdictions, if available. However, in each additional license and upon its execution, UT-Battelle shall also require reimbursement of patent costs from any additional licensee(s) but shall pro rate such patent costs thereafter among all licensees requesting protection in that jurisdiction.

G.        Sublicensing Royalty:
In order to maximize the commercialization of the Products and for sublicenses granted to third parties, Sense agrees to pay UT-Battelle a "Sublicense Royalty" which is the greater of:

         (a) fifty percent of Sense's Sublicensing Revenue or
         (b) the amount of the Royalties that would have been due under Exhibit B, Paragraph E, Running Royalty Rate Structure, if the Products and Services had been sold or transferred by Sense.

H.       Equity
H1. Upon the Effective Date, UT-Battelle shall be issued eight hundred thirty three thousand three hundred thirty three (833,333) shares of common stock of Sense Holdings, IncTM, ("Common Stock"), which shall represent (on the Effective
Date) 1.96 percent of the ownership of Sense Holdings, Inc. on a fully diluted basis.

H2. Sense shall deliver, or cause to be delivered, to UT-Battelle a stock certificate, duly signed by appropriate officers of Sense and issued in UT-Battelle's name, representing all of the shares required to be issued to UT-Battelle at that time. The Common Stock is traded on the OTC.BB under the symbol "SEHO". These shares will be delivered with the following restrictive legend:

         "The shares represented by this Certificate have not been registered under the Securities Act of 1933 ("the Act") and are `restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company".

H3. Sense will register these shares with the Securities and Exchange Commission
(SEC) within 90 days of the Effective Date, and provide to UT-Battelle a copy of the SEC filing. Sense agrees to immediately pay UT-Battelle an additional one hundred fifty thousand U.S. dollars ($150,000) beyond the monetary amount due on the Effective Date unless:

         (a) the registration is declared effective by the SEC within 60 days following the registration and thereafter continued in effect until all of U.T. Battelle's registered shares have been sold, and (b) UT-Battelle is permitted to sell such shares without legal restriction under the foregoing registration.

                                   N O T I C E

This Exhibit contains financial and commercial information that is BUSINESS SENSITIVE and the Parties hereby agree not to use or disclose this Exhibit to any third party without the advance written approval of the other Party, except:
(1) to those necessary to enable the Parties to perform under this Agreement;
(2) as may be required by the UT-Battelle Prime Contract with the DOE under the same restrictions as set forth herein; or (3) in event of breach of any provision of this Agreement by either Party, to those deemed necessary by the non-breaching Party to enforce the non-breaching Party's rights under the Agreement.

                                                              Initials

                                        UT-Battelle:
                                         ---------------------------------------
                                         Date:
                                         ---------------------------------------
                                          Sense:
                                         ---------------------------------------
                                           Date:
                                         -------------------------------------

                EXHIBIT C: DEVELOPMENT AND COMMERCIALIZATION PLAN

1. Milestones. Sense plans to commit resources to the following milestones:

         a) Execute a Funds-in Sponsored Research Project with ORNL. The project for the Technology Development between ORNL and Sense has been divided into two phases. Phase I runs until December 31, 2005 and has a projected budget of $510,000. Phase II runs from January 1, 2006 to December 31, 2006. (a projected budget has not been established as of the Effective Date.) b) Develop a commercial high performance hand-held explosives detector (Q4 2006) c) Apply to the pertinent regulatory agencies for the required approvals. (Q1 2007) d) Begin Manufacturing and marketing operations for this product. (Q3 2007) e) Initiate a program to develop a Cargo Container Security System. (Q1 2007)
             This effort will draw on the experience gained during the previous development effort.
         f) Create a distribution network consisting of reputable and well-established representatives and distributors of brand-name security products.  (By Q3 2007)
             These organizations will also be responsible for extensive operator training and responsive technical field support. Sense will sequentially address the U.S. market, followed by the European, the Middle Eastern and Latin American markets. g) Several months prior to the commencement of manufacturing operations, Sense plans to establish a technical training facility in South Florida. This facility will ensure the appropriate level of technical expertise expected of all the personnel involved in sales, Security management, security screening and field support.

2. Reporting. Progress and substantiation of Sense meeting these milestones shall be provided to UT-Battelle in the form of a written report to be presented at a meeting between the Parties to be held at the mutual convenience of said Parties but no later than the first anniversary and each anniversary thereafter of the effective date thereof.

                                   N O T I C E

This Exhibit contains financial and commercial information that is BUSINESS SENSITIVE and the Parties hereby agree not to use or disclose this Exhibit to any third party without the advance written approval of the other Party, except:
(1) to those necessary to enable the Parties to perform under this Agreement;
(2) as may be required by the UT-Battelle Prime Contract with the DOE under the same restrictions as set forth herein; or (3) in event of breach of any provision of this Agreement by either Party, to those deemed necessary by the non-breaching Party to enforce the non-breaching Party's rights under the Agreement.


                                                      Initials
                                                      UT-Battelle:
                                                      --------------------------
                                                      Date:
                                                      --------------------------
                                                      Sense:
                                                      --------------------------
                                                      Date:
                                                      --------------------------